CUSIP NO. 532457AP3
                                                             -------------------


                  UNLESS THIS GLOBAL NOTE IS PRESENTED BY
                  AN AUTHORIZED REPRESENTATIVE OF THE
                  DEPOSITORY TRUST COMPANY ("DTC") TO THE
                  COMPANY OR ITS AGENT FOR REGISTRATION OF
                  TRANSFER, EXCHANGE OR PAYMENT, AND ANY
                  NOTE ISSUED IS REGISTERED IN THE NAME OF
                  CEDE & CO. OR SUCH OTHER NAME AS
                  REQUESTED BY AN AUTHORIZED
                  REPRESENTATIVE OF DTC AND ANY PAYMENT IS
                  MADE TO CEDE & CO., ANY TRANSFER, PLEDGE
                  OR OTHER USE HEREOF FOR VALUE OR
                  OTHERWISE BY OR TO ANY PERSON IS
                  WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST
                  HEREIN.

                  UNLESS AND UNTIL IT IS EXCHANGED IN
                  WHOLE OR IN PART FOR NOTES IN DEFINITIVE
                  FORM, THIS GLOBAL NOTE MAY NOT BE
                  TRANSFERRED EXCEPT AS A WHOLE BY DTC TO
                  A NOMINEE OF DTC, OR BY A NOMINEE OF DTC
                  TO DTC OR ANOTHER NOMINEE OF DTC, OR BY
                  DTC OR ANY SUCH NOMINEE TO A SUCCESSOR
                  DEPOSITARY OR A NOMINEE OF SUCH
                  SUCCESSOR DEPOSITARY.


                              ELI LILLY AND COMPANY

                               6.77% Note Due 2036


  REGISTERED NO. R-1                                            $200,000,000.00


                  ELI LILLY AND COMPANY, an Indiana corporation (herein called the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS
($200,000,000.00) on January 1, 2036, upon surrender of this Global Note at the office or agency of the Company for such payment in The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum until maturity at the rate of 6.77% per annum, at such office or agency, in like coin or currency, semi-annually on January 1 and July 1 of each year, commencing July 1, 1996, until the date on which payment of said principal sum has been made or duly provided for; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note Register. Such interest shall be payable from the January 1 or the July 1, as the case may be, next preceding the date hereof to which interest has been paid, unless the date hereof is a January 1 or July 1 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the payment of any interest on the Notes, in which case from January 1, 1996; provided, however, that if the Company shall default in payment of the interest due on such January 1 or July 1, then from the preceding January 1 or July 1 to which interest has been paid or, if no interest has been paid on the Notes, from January 1, 1996. The interest payable hereon on any interest payment date shall be payable to the person in whose name this Note is registered at the close of business on the fifteenth day of the calendar month preceding the month in which such interest payment is due, except as otherwise provided in the Indenture hereinafter referred to.

                  The provisions of this Note are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.





                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, ELI LILLY AND COMPANY has caused this Instrument to be signed manually or by facsimile signature of its President or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries, and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


Dated:  January 10, 1996.

                                                     ELI LILLY AND COMPANY

                                                 By: /s/ Edwin W. Miller
                                                     ----------------------
                                                     Edwin W. Miller
                                                     ----------------------
                                                     Vice President and
                                                     Treasurer


                                                 By: /s/ Daniel P. Carmichael
                                                     ----------------------
                                                     Daniel P. Carmichael
                                                     Secretary

                  This is one of the Notes of the series designated herein issued under the Indenture described herein.


                                                 CITIBANK, N.A.,
                                                    as Trustee


                                                 By: /s/ Robert Kirchner
                                                     ------------------------
                                                     Authorized Officer





                             FORM OF REVERSE OF NOTE

                  This Note is one of a duly authorized issue of a series of debt securities (the "Securities") of the Company, designated as its 6.77% Notes Due 2036 (the "Notes"). The
Notes are limited to $300,000,000 aggregate principal amount and the Securities, including the Notes, are all issued or to be issued under and pursuant to the Indenture dated as of February 1, 1991 (herein called the "Indenture"), duly executed and delivered by the Company to Citibank, N.A., as Trustee (herein called the "Trustee"), to which Indenture and all Board Resolutions (as defined in the Indenture) as provided therein, reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and holders of the Notes.

                  In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing with respect to the Notes, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that the holders of the majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or interest on any of the Notes, in the manner and to the extent provided in the Indenture.

                  The Indenture contains provisions permitting the Company and the Trustee, with consent of the holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture with respect to the Notes, or modifying in any manner the rights of the holders of the Notes; provided, however, that no supplemental indenture shall (i) extend the maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal thereof or interest thereon payable in any coin or currency other than as provided in the Notes, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

                  The Notes do not have a sinking fund.

                  The Notes will be redeemable as a whole or in part, at the option of the Company at any time, at a Redemption Price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption (the
"Redemption Date") on a semiannual basis (assuming a 360-day-year consisting of twelve 30-day months) at the Treasury Yield, plus in each case accrued interest to the Redemption Date.

                  "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                  "Comparable Treasury Issue" means the United
States Treasury security selected by an Independent
Investment Banker as having a maturity comparable to the remaining term of the Notes, which prior to 2007 will be deemed to be a 30-year Treasury security, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment
Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable
Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S.
Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day the average of the Reference
Treasury Dealer Quotations for such Redemption Date.
"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

                  "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and J.P.
Morgan Securities Inc. and their respective successors;
provided however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New
York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                  Holders of Notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture or of any Board Resolution shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time and place and at the rate and in the coin or currency herein prescribed.

                  This Note is transferable by the registered holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose in The City of New York, but only in the manner, subject to the limitations and upon payment of any tax or governmental charge for which the Company may require reimbursement as provided in the Indenture, and upon surrender and cancellation of this Note. Upon any registration of transfer, a new registered Note or Notes, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefor.

                  The Company, the Trustee, any paying agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notations of ownership or other writing hereon made by anyone other than the Note registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary.

                  No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto or any Board Resolution, against an incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                                                             CUSIP NO. 532457AP3

                  UNLESS THIS GLOBAL NOTE IS PRESENTED BY
                  AN AUTHORIZED REPRESENTATIVE OF THE
                  DEPOSITORY TRUST COMPANY ("DTC") TO THE
                  COMPANY OR ITS AGENT FOR REGISTRATION OF
                  TRANSFER, EXCHANGE OR PAYMENT, AND ANY
                  NOTE ISSUED IS REGISTERED IN THE NAME OF
                  CEDE & CO. OR SUCH OTHER NAME AS
                  REQUESTED BY AN AUTHORIZED
                  REPRESENTATIVE OF DTC AND ANY PAYMENT IS
                  MADE TO CEDE & CO., ANY TRANSFER, PLEDGE
                  OR OTHER USE HEREOF FOR VALUE OR
                  OTHERWISE BY OR TO ANY PERSON IS
                  WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST
                  HEREIN.

                  UNLESS AND UNTIL IT IS EXCHANGED IN
                  WHOLE OR IN PART FOR NOTES IN DEFINITIVE
                  FORM, THIS GLOBAL NOTE MAY NOT BE
                  TRANSFERRED EXCEPT AS A WHOLE BY DTC TO
                  A NOMINEE OF DTC, OR BY A NOMINEE OF DTC
                  TO DTC OR ANOTHER NOMINEE OF DTC, OR BY
                  DTC OR ANY SUCH NOMINEE TO A SUCCESSOR
                  DEPOSITARY OR A NOMINEE OF SUCH
                  SUCCESSOR DEPOSITARY.


                                 ELI LILLY AND COMPANY

                                  6.77% Note Due 2036




REGISTERED NO. R-2                                    $100,000,000.00


                  ELI LILLY AND COMPANY, an Indiana corporation (herein called the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS
($100,000,000.00) on January 1, 2036, upon surrender of this Global Note at the office or agency of the Company for such payment in The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum until maturity at the rate of 6.77% per annum, at such office or agency, in like coin or currency, semi-annually on January 1 and July 1 of each year, commencing July 1, 1996, until the date on which payment of said principal sum has been made or duly provided for; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note Register. Such interest shall be payable from the January 1 or the July 1, as the case may be, next preceding the date hereof to which interest has been paid, unless the date hereof is a January 1 or July 1 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the payment of any interest on the Notes, in which case from January 1, 1996; provided, however, that if the Company shall default in payment of the interest due on such January 1 or July 1, then from the preceding January 1 or July 1 to which interest has been paid or, if no interest has been paid on the Notes, from January 1, 1996. The interest payable hereon on any interest payment date shall be payable to the person in whose name this Note is registered at the close of business on the fifteenth day of the calendar month preceding the month in which such interest payment is due, except as otherwise provided in the Indenture hereinafter referred to.

                  The provisions of this Note are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.





                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, ELI LILLY AND COMPANY has caused this Instrument to be signed manually or by facsimile signature of its President or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries, and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


Dated:  January 10, 1996.

                                              ELI LILLY AND COMPANY


                                              By: /s/ Edwin W. Miller
                                                  ---------------------------
                                                  Edwin W. Miller
                                                  Vice President and
                                                  Treasurer


                                              By: /s/ Daniel P. Carmichael
                                                  ---------------------------
                                                  Daniel P. Carmichael
                                                  Secretary

                  This is one of the Notes of the series designated herein issued under the Indenture described herein.


                                              CITIBANK, N.A.,
                                                 as Trustee


                                              By: /s/ Robert Kirchner
                                                  ---------------------------
                                                  Authorized Officer





                            FORM OF REVERSE OF NOTE

                  This Note is one of a duly authorized issue of a series of debt securities (the "Securities") of the Company, designated as its 6.77% Notes Due 2036 (the "Notes"). The
Notes are limited to $300,000,000 aggregate principal amount and the Securities, including the Notes, are all issued or to be issued under and pursuant to the Indenture dated as of February 1, 1991 (herein called the "Indenture"), duly executed and delivered by the Company to Citibank, N.A., as Trustee (herein called the "Trustee"), to which Indenture and all Board Resolutions (as defined in the Indenture) as provided therein, reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and holders of the Notes.

                  In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing with respect to the Notes, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that the holders of the majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or interest on any of the Notes, in the manner and to the extent provided in the Indenture.

                  The Indenture contains provisions permitting the Company and the Trustee, with consent of the holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture with respect to the Notes, or modifying in any manner the rights of the holders of the Notes; provided, however, that no supplemental indenture shall (i) extend the maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal thereof or interest thereon payable in any coin or currency other than as provided in the Notes, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

                  The Notes do not have a sinking fund.

                  The Notes will be redeemable as a whole or in part, at the option of the Company at any time, at a Redemption Price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption (the
"Redemption Date") on a semiannual basis (assuming a 360-day-year consisting of twelve 30-day months) at the Treasury Yield, plus in each case accrued interest to the Redemption Date.

                  "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                  "Comparable Treasury Issue" means the United
States Treasury security selected by an Independent
Investment Banker as having a maturity comparable to the remaining term of the Notes, which prior to 2007 will be deemed to be a 30-year Treasury security, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment
Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable
Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S.
Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference
Treasury Dealer Quotations for such Redemption Date.
"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

                  "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and J.P.
Morgan Securities Inc. and their respective successors;
provided however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New
York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                  Holders of Notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture or of any Board Resolution shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time and place and at the rate and in the coin or currency herein prescribed.

                  This Note is transferable by the registered holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose in The City of New York, but only in the manner, subject to the limitations and upon payment of any tax or governmental charge for which the Company may require reimbursement as provided in the Indenture, and upon surrender and cancellation of this Note. Upon any registration of transfer, a new registered Note or Notes, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefor.

                  The Company, the Trustee, any paying agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notations of ownership or other writing hereon made by anyone other than the Note registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note registrar shall be affected by any notice to the contrary.

                  No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto or any Board Resolution, against an incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

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